UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 13, 2011

Motorcar Parts of America, Inc.
(Exact name of registrant as specified in its charter)

New York	001-33861	11-2153962
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2929 California Street, Torrance CA	90503
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 212-7910

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On May 6, 2011, Motorcar Parts of America, Inc. (the “Registrant”) entered into, and consummated transactions pursuant to, a Purchase Agreement (the “Purchase Agreement”) with FAPL Holdings Inc. (“Holdings”) and certain other individuals. Pursuant to the Purchase Agreement, the Registrant purchased (i) all of the outstanding equity of Fenwick Automotive Products Limited, a corporation incorporated under the laws of Ontario (“FAPL”), (ii) all of the outstanding equity of Introcan Inc., a Delaware corporation (“Introcan”), and (iii) 1% of the outstanding equity of Fapco S.A. de C.V., a Mexican variable capital company (“Fapco”) (collectively, “Fenco”). Since FAPL owned 99% of Fapco prior to these transactions, the Registrant now owns 100% of Fapco.

The purpose of this Current Report on Form 8-K is to file the financial statements of Fenco and updated pro forma financial information of the Registrant and Fenco listed below with the Securities and Exchange Commission.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired

The following financial statements of Fenco are attached as Exhibits 99.1 of this Report and are incorporated by reference herein:

Audited combined balance sheet of Fenco as at March 31, 2011 and the combined statement of operations, retained earnings (deficit) and cash flows for the year then ended.

(b)	Pro Forma Financial Information

The following unaudited pro forma financial information is attached as Exhibit 99.2 of this Report and is incorporated by reference herein:

Unaudited pro forma condensed combined statements of operations for the year ended March 31, 2011 of the Registrant and Fenco.

(d)	Exhibits

99.1	Audited combined balance sheet of Fenco as at March 31, 2011 and the combined statements of operations, retained earnings and cash flows for the year then ended.

99.2	Unaudited pro forma condensed combined statements of operations for the year ended March 31, 2011 of the Registrant and Fenco.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOTORCAR PARTS OF AMERICA, INC.

Date: September 13, 2011	/s/Michael M. Umansky
Michael M. Umansky
Vice President and General Counsel